UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers

(e) We held an Annual Meeting of Stockholders of the Company on May 19, 2009 (the "Annual Meeting"). At the Annual Meeting, our stockholders approved an amendment to our 2002 Employee Stock Purchase Plan (the “Plan”).  This amendment was previously approved by our Board of Directors.  The only material difference between the existing Plan and the amended Plan is the number of shares available for purchase (and reserved for issuance) under the Plan. The amendment to the Plan increased by 100,000 shares the number of shares available for purchase (and authorized for issuance) under the Plan.  A copy of the amended Plan is attached hereto as Exhibit 10.1.

 Item 5.03 Amendments to Articles of Incorporation

(a) At the Annual Meeting, our stockholders approved an amendment to our Charter.  This amendment was previously approved by our Board of Directors.  The first sentence of Section A of Article VI of the Charter was amended to increase the number of shares of capital stock authorized for issuance to 100,000,000.  A copy of the amendment to our Charter is attached hereto as Exhibit 3.1.

Item 8.01. Other Events.

At the Annual Meeting, our stockholders elected four Class III directors to serve for a three-year term and until their successors are duly elected and qualified.  The Class III directors so elected were:

Name	Positions with Redwood

George E. Bull, III	Chairman of the Board and Chief Executive Officer

Thomas C. Brown	Director

Diane L. Merdian	Director

Georganne C. Proctor	Director

In addition, at our Annual Meeting, our stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2009, to report on the consolidated financial statements of the Company and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Articles of Amendment
Exhibit 10.1	2002 Employee Stock Purchase Plan, as amended on May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2009	REDWOOD TRUST, INC.

	By:	/s/ Andrew Stone
Andrew Stone
Secretary

Exhibit Index

Exhibit No.	Exhibit Title

3.1	Articles of Amendment
10.1	2002 Employee Stock Purchase Plan, as amended on May 19, 2009